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                                                                   EXHIBIT 10.25

                          141 NATIONAL BUSINESS PARKWAY
                             NATIONAL BUSINESS PARK

     THIS AGREEMENT OF LEASE, made this 30th day of September, 1991, by and between THE KMS GROUP, INC., a Maryland corporation, Agent for Owner (hereinafter referred to as "Landlord") and J. G. VAN DYKE & ASSOCIATES, INC., a Maryland corporation (hereinafter referred to as "Tenant"), witnesseth that the parties hereby agree as follows:

     1. PREMISES. Landlord is the owner of that certain building situate within the National Business Park and having an address of 141 National Business Parkway, Annapolis Junction, Maryland 20701 (hereinafter referred to as the "Building").

     Landlord does hereby lease unto Tenant, and Tenant does hereby rent from Landlord, that portion of the Building on the second floor designated as Suite 210 containing the agreed upon equivalent of 17,786 square feet of rentable area (hereinafter referred to as the "Premises" or "Leased Premises") described on the schedule attached hereto as Exhibit "A" and made a part hereof. In addition thereto, Tenant shall have the right to use, on a non-exclusive basis, and in common with the other tenants of the Building the Common Areas of the Building (as that term is defined in Section 5.2.6 hereof).

     2.  TERM/RENEWAL TERM.

     2.1 COMMENCEMENT DATE AND TERM. This Lease shall commence on the "Commencement Date" (as herein defined) and shall be for a term (hereinafter the "Term" or the "Lease Term") of five (5) years, plus the portion of a calendar month, if any, from the Commencement Date to the last day of the calendar month in which such Commencement Date occurs. As used in this Lease, the term "Commencement Date", as advanced or postponed pursuant to the terms hereof, shall be defined as the earlier to occur of (a) Tenant's occupancy of the Premises, or (b) the date which is fifteen (15) days following that date which is the first on which all of the following events have occurred, namely (i) the Premises are "substantially completed", as defined in Section 2.2 following,
(ii) Landlord has given Tenant written notice that the Premises are "substantially completed", and (iii) the "Target Date" as defined in Section 2.2 following has arrived.

     2.2 SUBSTANTIAL COMPLETION. Landlord shall use its best efforts to "substantially complete" the Premises by December 14, 1991 ("Target Date"). "Substantially complete" means that: (i) the construction of the Tenant Improvements (as defined in Section 34) have been completed so that Tenant can use the Premises for their intended purposes without material interference to Tenant conducting its ordinary business activities, (ii) the Premises have been approved for occupancy by governmental authorities having jurisdiction, (iii) the Tenant has ready access to the Building and Premises through the lobby, hallways and elevators, and (iv) the Premises are ready for installation of any equipment, furniture, fixtures or decoration that Tenant will install. Landlord shall keep Tenant advised as to its progress with regard to "substantially completing" the Premises by the Target Date.

     2.3. RENEWAL TERM. Provided Tenant is not in default of any term, covenant or condition of this Lease beyond any applicable cure periods, Tenant shall have the option to extend the Term of this Lease for one (1) additional period of five (5) years (the "Renewal Term") to commence immediately upon the expiration of the initial Term referenced in Section 2.1 hereof, upon the same terms, covenants and conditions as contained in this Lease except that Tenant shall pay to Landlord during such Renewal Term as Base Rent that amount equal to ninety-five percent (95%) of the "Prevailing Market Rate," as hereinafter defined.

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     For the purposes of this Section 2.3, the term "Prevailing Market Rate"
shall mean the average annual rental including all market concessions, expressed in dollars per square foot, for space in the Building then being obtained by Landlord for leasing under leases of not less than three (3) years covering an area in the Building of not less than 10,000 square feet. If no such area is then being offered for leasing in the Building, the Prevailing Market Rate shall be equal to the average annual rental including all market concessions, expressed in dollars per square foot, for areas in comparable office buildings located within the Columbia, Maryland market place area taking into consideration the age of the building and the size of the tenant.

     In order to exercise the option granted herein, Tenant shall so notify Landlord in writing not less than two hundred and seventy (270) days prior to the expiration of the initial Term referenced in Section 2.1 hereof. If Tenant exercises the foregoing option, Landlord and Tenant shall execute a writing acknowledging such renewal and setting forth the Base Rent with respect to said Renewal Term.

     The option, however, shall be void if Tenant is in default beyond any applicable cure periods under any of the terms of this Lease at that time, or if Tenant does not deliver the requisite notice thereof within the time period specified above. The option granted herein shall not be severed from this Lease, or separately sold, assigned or transferred.

     3. SECURITY DEPOSIT. Tenant shall upon execution of this Lease pay to Landlord the sum of Twenty-Two Thousand Nine Hundred Seventy-Three Dollars and Fifty-Eight Cents ($22,973.58) to be held by Landlord as security for the performance by Tenant of all obligations imposed on Tenant hereunder. If Tenant shall perform all such obligations, said sum shall be refunded to Tenant, without interest, at the end of the Lease Term. If Tenant shall default in any such obligation, Landlord shall be entitled to apply such sum, pro tanto, toward Landlord's damages. Notwithstanding the above Tenant shall have the right to replace the cash earlier delivered to Landlord or to initially substitute for same by delivery to Landlord of an unconditional and irrevocable Letter of Credit from an area banking institution approved by Landlord in the amount of Twenty-Two Thousand Nine Hundred Seventy-Three Dollars and Fifty-Eight Cents ($22,973.58) to be held by Landlord as a guaranty for the performance by Tenant of all those covenants and obligations of Tenant as set forth in the Lease. Said Letter of Credit shall contain terms whereby it can be drawn on by Landlord at sight on any date during the Term of the Lease on which issuer shall receive from Landlord a certification signed by Landlord stating that Tenant is in material default under the terms of the Lease. Landlord shall after five (5) days written notice first given to Tenant have the right to make such certification upon any material breach of any provision of this Lease by Tenant and to apply said sum against all amounts then due and owing by Tenant hereunder and/or against sums required to be and actually expended by Landlord hereunder to correct existing defaults by Tenant. Any balance left of the sum received from drawing on the Letter of Credit, after the correction of defaults by Tenant and/or the payment of amounts due by Tenant, shall be credited against the next Rent payment due to Landlord. In the event Landlord shall draw on any Letter of Credit as provided by Tenant, all as set forth herein, Tenant shall replace same no later than thirty (30) days after the date of such drawing, and if same is not replaced it shall constitute a default under the terms of the Lease and Landlord shall have the benefit of all remedies permitted pursuant to the terms of the Lease and the laws of the State of Maryland.

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         Tenant acknowledges and agrees that it shall keep the Letter of Credit in full force and effect throughout the Term of this Lease and any extension or renewal thereof. In the event the term of the Letter of Credit is not coterminous with the Term of this Lease, then not more than forty-five (45) days prior to any expiration date of the Letter of Credit, Tenant shall provide Landlord with the appropriate documentation that said Letter of Credit has been extended and provide Landlord with the new expiration date of same. Should Tenant fail to provide Landlord with such documentation on or before the expiration date of the Letter of Credit, Landlord shall have the right to draw on the entire amount of said Letter of Credit and hold it, without interest, for the benefit of Landlord as security for the faithful performance of the Lease until the Letter of Credit is reinstated or the Term of the Lease expires. If the Letter of Credit is not reinstated, the amount drawn by Landlord shall be returned to Tenant, less all costs incurred by Landlord in correcting or satisfying any default of the Lease, within a reasonable time after the execution or earlier termination of the Lease.

     4. USE. Tenant expressly agrees that the Leased Premises shall be used and occupied solely for general office purposes in accordance with applicable zoning regulations, including the conduct of "classified work", operation of a raised floor computer room and operation of a "SCIF" facility and for no other purpose. Landlord represents and warrants that as of the date hereof this use is allowed and permitted under applicable zoning and subdivision rules and regulations.

     5.  RENT.

     5.1 BASE RENT. As rent for the Premises during each year of the Term, Tenant shall pay to Landlord an annual base rent of Two Hundred Seventy-Five Thousand Six Hundred Eighty-Two Dollars and Ninety-Six Cents ($275,682.96) (herein "Base Rent") in equal monthly installments of Twenty-Two Thousand, Nine Hundred Seventy-Three Dollars and Fifty-Eight Cents ($22,973.58) each, in advance on the first day of each calendar month during the Term, and without deduction, setoff or demand. In addition to the Base Rent, if the Term should commence on a day other than the first day of a calendar month, Tenant shall pay to Landlord upon the Commencement Date, a sum equaling that percentage of the monthly rent installment which equals the percentage of such calendar month falling within the Term.

     Notwithstanding the foregoing and anything contained in this Lease to the contrary, Base Rent hereunder shall be abated and not payable by Tenant for that period of the Term commencing with the Commencement Date and continuing through the one hundred eighty-third calendar day of the Term. This period of Base Rent equals One Hundred Thirty-Seven Thousand Eight Hundred Forty-One Dollars and Forty-Eight Cents ($137,841.48) which for the purposes of this Lease shall be the "Rent Abatement". In consideration of the Rent Abatement, if Tenant for any reason materially defaults under this Lease during the initial five-year Term set forth in Section 2.1 hereof, or if Tenant shall fail to complete the initial five-year Term of this Lease, then in addition to paying all rents and other sums to which Landlord shall have a claim against Tenant as a result of said default, Tenant shall owe and be indebted to Landlord in that amount derived by multiplying the Rent Abatement by a fraction, the numerator of which shall be the number of unexpired months remaining within the initial Term as of the date of such a material default by Tenant hereunder, and the denominator

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of which shall equal the total number of months within the initial Term, which amount Tenant covenants and agrees to pay over to Landlord on the date of such a material default hereunder.

     5.2 DEFINITIONS. For the purposes hereof, the following definitions shall apply:

     5.2.1 "Property" shall mean the Building, the land upon which same is situated and all fixtures and equipment thereon or therein, all commonly owned or shared appurtenances, including but not limited to, parking areas, walkways, landscaping and utilities, whether located on the land upon which the Building is situated or elsewhere.

     5.2.2 "Building Expenses" shall be all those expenses paid or incurred by Landlord in connection with the owning, maintaining, operating and repairing of the Property or any part thereof, in a manner deemed reasonable and appropriate by Landlord and usual and customary to similar first class office buildings in the market area in which the Building is located, and shall include, without limitation, the following:

            1. All costs and expenses of operating, repairing, cleaning, and insuring (including liability for personal injury, death and property damage and workers' compensation insurance covering personnel) the Property or any part thereof, as well as all costs incurred in removing snow, ice and debris therefrom and of policing and regulating traffic with respect thereto, and depreciation of all machinery and equipment used therein or thereon, replacing or repairing of pavement, parking areas, curbs, walkways, drainage, lighting facilities, landscaping (including replanting and replacing flowers and other planting);

            2. Electricity, steam and fuel used in lighting, heating, ventilating and air conditioning only the Common Areas;

            3. Maintenance of mechanical and electrical equipment including heating, ventilating and air conditioning equipment subject to the terms of
Section 22 hereof;

            4. Window cleaning and janitor service, including equipment, uniforms, and supplies and sundries;

            5. Maintenance of elevators, stairways, rest rooms, lobbies, hallways and other Common Areas (but excluding costs of repair or replacement caused directly by defects in construction or installation of such Common Area facilities);

            6.    Repainting and redecoration of all Common Areas;

            7.    Sales or use taxes on supplies or services;

            8. Management fees, wages, salaries and compensation of all persons directly engaged in the maintenance, operation or repair of the Property (including Landlord's share of all payroll taxes);

            9. Legal, accounting and engineering fees and expenses, except for those related to disputes with tenants or which are a result of and/or are based on Landlord's negligence or other tortious conduct; and

            10. All other expenses which under generally accepted accounting principles would be considered as an expense of owning, maintaining, operating, or repairing the Property; excluding,

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however, those expenses which would be considered capital in nature under generally accepted accounting principles.

     5.2.3 "Taxes" shall mean all real property taxes including currently due installments of assessments, sewer rents, ad valorem charges, water rates, rents and charges, front foot benefit charges, and all other governmental impositions in the nature of any of the foregoing. Excluded from Taxes are (i) federal, state or local income taxes, (ii) franchise, gift, transfer, excise, capital stock, estate or inheritance taxes, and (iii) penalties or interest charged for late payment of Taxes. If at any time during the Lease Term the method of taxation prevailing at the commencement of the Term shall be altered so as to cause the whole or any part of the items listed in the first sentence of this subparagraph 5.2.3 to be levied, assessed or imposed, wholly or partly as a capital levy, or otherwise, on the rents received from the Building, wholly or partly in lieu of imposition of or in addition to the increase of taxes in the nature of real estate taxes issued against the Property, then the charge to the Landlord resulting from such altered additional method of taxation shall be deemed to be within the definition of "Taxes."

     5.2.4 "Base Year Building Expenses" shall mean $ 2.25 per rentable square foot, which amount represents Landlord's estimate of the cost to the Landlord for providing to or for the Premises all of the services or other items included in Building Expenses for a one (1) year period.

     5.2.5 "Base Year Taxes" shall mean $0.94 per rentable square foot incurred by Landlord during the tax year commencing July 1, 1991 and expiring June 30, 1992, as computed on a per rentable square foot basis, except that if Landlord's current appeal results in a decrease of said sum Landlord will notify Tenant to that effect with documentation of the new amount and said new figure shall be substituted for the above set forth amount.

     5.2.6 "Common Areas" shall mean those areas and facilities which may be from time to time furnished to the Building by Landlord for the non-exclusive general common use of tenants and other occupants of the Building, their officers, employees, and invitees, including (without limitation) the hallways, stairs, parking facilities, washrooms, smoking rooms and elevators.

     5.3    RENT ADJUSTMENTS FOR TAXES.

     5.3.1 At or after the time that Taxes are due and payable, Landlord shall total the Taxes and shall allocate such Taxes to the rentable area within the Building in the following manner: Taxes shall be totaled and such total shall be divided by the total rentable square feet in the Building thereby deriving the "Cost of Taxes Per Square Foot" of rentable area.

     5.3.2 In the event that the Cost of Taxes Per Square Foot assessed for any tax year which is wholly or partly within the Lease Term are greater than the Base Year Taxes, Tenant shall pay to Landlord, as additional rent at the time such Taxes are due and payable, the amount of such excess times the number of rentable square feet in the Leased Premises. Any additional rent due Landlord under this Section 5.3 shall be due and payable within thirty (30) days after Landlord shall have submitted a written statement to Tenant showing the amount due. For Tenant's obligation for such additional rent at the beginning or end of the Lease, see Section 5.6. Landlord may, in its discretion, make a reasonable estimate of such additional rent with respect to Taxes, and require Tenant to pay each month during such year 1/12 of such amount, at the time of payment of monthly installments of Base

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Rent. In such event, Tenant shall pay, or Landlord shall refund or credit to
Tenant's account, any underpayment or overpayment of such additional rent within thirty (30) days of Landlord's annual written statement of Taxes due. Tenant shall have the right to examine, at Tenant's sole expense, Landlord's records with respect to any such increases in rent; provided, however, that unless Tenant shall have given Landlord written notice of exception to any such statement within sixty (60) days after delivery thereof, the same shall be conclusive and binding on Tenant. No credit shall be given to Tenant if the cost of Taxes Per Square Foot are less than the Base Year Taxes.

     As of the date of this Lease, the tax year is a fiscal year commencing July 1. If the appropriate authorities shall hereafter change the tax year to a calendar year, or to a fiscal year commencing on a date other than July 1, appropriate adjustments shall be made in the computation of any additional rent due hereunder.

     All reasonable expenses incurred by Landlord (including attorneys', appraisers' and consultants' fees, and other costs) in contesting any increase in Taxes or any increase in the assessment of the Property shall be included as an item of Taxes for the purpose of computing additional rent due hereunder.

     5.4    RENT ADJUSTMENTS FOR BUILDING EXPENSES.

     5.4.1 After the end of each calendar year, Landlord shall compute the Building Expenses for such year and shall allocate such costs to the rentable area within the Building in the following manner: Building Expenses shall be totaled and such total shall be divided by the total rentable square feet in the Office Building thereby deriving the "Cost of Building Expenses Per Square Foot" of rentable area.

     5.4.2 In the event that the cost of Building Expenses Per Square Foot of rentable area for any year which is wholly or partly within the Term are greater than the Base Year Building Expenses, Tenant shall pay to Landlord, as additional rent, the amount of such excess times the number of rentable square feet in the Leased Premises, as set forth in Section 1 above. If occupancy of the Building during any calendar year is less than ninety percent (90%), then Building Expenses for that calendar year shall be "grossed up" to that amount of Building Expenses that, using reasonable and customary projections, would normally be expected to be incurred during the calendar year in question if the Building was ninety percent (90%) occupied during the applicable calendar year period, as determined under generally accepted accounting principles; it being understood that the written statement submitted to Tenant shall provide a reasonably detailed description of how the Building Expenses were grossed up and that only those component expenses, such as, but not limited to, utilities, janitorial and trash removal, that are affected by variations in occupancy levels shall be grossed up. Such additional rent shall be computed on a year-to-year basis. Any such additional rent shall be due within thirty (30) days after the Landlord has submitted a written statement to Tenant showing the amount due. Landlord may, in its discretion, make a reasonable estimate of such additional rent with respect to any calendar year, and require Tenant to pay each month during such year 1/12 of such amount, at the time of payment of monthly installments of Base Rent. In such event, Tenant shall pay, or Landlord shall refund or credit to Tenant's account, any underpayment or overpayment of such additional rent within thirty (30) days of Landlord's written statement of actual Building Expenses for the Calendar year. Tenant shall have the right to examine, at Tenant's sole expense,

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Landlord's records with respect to any such increases in rent; provided, however, that unless Tenant shall have given Landlord written notice of exception to any such statement within sixty (60) days after delivery thereof, the same shall be conclusive and binding on Tenant. No credit shall be given to the Tenant if the cost of Building Expenses Per Square Foot are less than the Base Year Building Expenses. Notwithstanding anything to the contrary contained herein Landlord shall use diligent efforts to keep Building Expenses at reasonable amounts, while maintaining the Building as a first class office building.

     Notwithstanding the foregoing and anything contained in this Lease to the contrary, Tenant's obligation to pay any rent adjustment for Building Expenses as set forth above which shall be attributable to or incurred by Landlord that for that period of the Term which is one (1) year from and after the Commencement Date shall be abated and not payable by Tenant; and, further, in no event shall Tenant's obligation to pay rent adjustments for Building Expenses (exclusive of Common Area electricity charges and snow removal) for any calendar year during the Term and any extension or renewal thereof exceed that amount equal to one hundred and seven (107%) percent of the amount of adjustments for Building Expenses (exclusive of Common Area electricity charges and snow removal) payable by Tenant for the immediately preceding calendar year (provided that in the event Tenant shall exercise its option for additional rentable space under Section 46 hereof, such amounts shall be computed on a per rentable square foot basis.)

     5.5    RENT ADJUSTMENTS FOR CONSUMER PRICE INDEX.

     5.5.1 The Base Rent specified in Section 5.1 shall be subject to an upward but not downward adjustment, based on the Consumer Price Index, one year after the Commencement Date of this Lease and at the end of each subsequent year during the term of this Lease, in accordance with the following procedure:

     5.5.2 The index to be used for this adjustment shall be the Consumer Price Index (U.S., All Urban Consumers, All Items, 1982-84 equaling a base of 100, from the U.S. Department of Labor, Bureau of Labor Statistics, Washington, D.C.).

     5.5.3 The Consumer Price Index of 136.2 for the month of July, 1991, or its equivalent, shall be the "Base Period Consumer Price Index" for the purposes of all rental adjustments.

     5.5.4 The Consumer Price Index for the month of July of each succeeding year shall be determined from the published figures and shall be the "Adjustment Period Consumer Price Index."

     5.5.5 The Base Period Consumer Price Index shall be subtracted from the Adjustment Period Consumer Price Index; the difference shall be divided by the Base Period Consumer Price Index. This quotient shall then be multiplied by the Base Rent, and thirty-five percent (35%) of the result shall then be added to the Base Rent. This arithmetical sum shall then be the Adjusted Base Rent for the immediately succeeding leasehold year which shall be paid in monthly payments.

     5.5.6 If the Consumer Price Index is, at any time during the term of this Lease, discontinued by the government, then the most nearly comparable index of inflation published by the government shall be substituted for the purpose of this calculation.

     5.5.7. Notwithstanding any other provision of this Section 5.5, the Base Rent during the initial Term of this Lease shall not be increased in any one year more than an average cumulative three

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percent (3%) over the Term because of adjustments due to changes in the Consumer
Price Index.

     5.6 ADDITIONAL RENT PAYMENTS. Tenant's obligation to pay any additional rent accruing during the Lease Term pursuant to Sections 5.3 and 5.4 hereof shall apply pro rata to the proportionate part of a tax year as to Taxes, and calendar year, as to Building Expenses, in which this Lease begins or ends, for the portion of each such year during which this Lease is in effect. Such obligation to make payments of such additional rent shall survive the expiration or sooner termination of the Lease Term, whether or not this Lease is superseded by a subsequent lease of the Leased Premises or of any other space or Tenant leaves the Building; any such superseding lease shall not serve to supersede Tenant's obligation for any such additional rent unless it makes express reference thereto and recites that such additional rent is abated in consideration of the superseding lease. Landlord shall give Tenant notice of any such additional rent accruals within sixty (60) days of the termination of this Lease.

     5.7 PAYMENTS. All payments or installments of any rent hereunder and all sums whatsoever due under this Lease (including but not limited to court costs and reasonable attorneys fees) shall be deemed rent, shall be paid to Landlord at the address designated by Landlord, and if not paid within ten (10) days from the date of Landlord's written notice to Tenant that the same was not paid when due, shall bear interest at the rate of 15% per annum (but not more than the maximum allowable legal rate applicable to Tenant) until paid. Where legal proceedings are instituted by either party against the other, the prevailing party in such action shall be entitled to recover from the other party its reasonable attorney's fees, and if such prevailing party shall be Landlord, then Landlord's reasonable attorney's fees shall be paid by Tenant as additional rent hereunder. Time is of the essence in this Lease.

     6. REQUIREMENTS OF APPLICABLE LAW. Landlord warrants that on the Commencement Date, the Premises will comply with all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Property ("Applicable Laws"). Tenant, at its sole cost and expense, shall thereafter comply promptly with all Applicable Laws applicable to Tenant's use of the Leased Premises, for the correction, prevention and abatement of nuisances or violations in, upon or connected with the Leased Premises during the Lease Term and for the prevention of fires; provided, however, that Landlord and not Tenant shall make at Landlord's sole cost and expense all structural changes and correct all structural defects in the Building necessary to comply with Applicable Laws, and make all repairs, changes or alterations necessary because the Building was not constructed in compliance with any of said Applicable Laws.

     Likewise, Landlord shall at all times and at its sole cost and expense comply promptly with all Applicable Laws as the same pertain to Landlord's rights, duties and obligations under this Lease.

     7. CERTIFICATE OF OCCUPANCY. Tenant will not use or occupy the Leased Premises in violation of any certificate of occupancy, permit, or other governmental consent issued for the Building. If any governmental authority, after the commencement of the Lease Term, shall contend or declare that the Leased Premises are being used for a purpose which is in violation of such certificate of occupancy, permit, or consent, then Tenant shall, upon five (5) days' notice from Landlord, immediately discontinue such use of the Leased Premises. If thereafter the governmental authority asserting such violation threatens, commences or continues criminal or civil proceedings against Landlord for Tenant's failure to discontinue such use, in addition to any and all rights, privileges

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and remedies given to Landlord under this Lease for default therein, Landlord shall have the right to terminate this Lease forthwith. Tenant shall indemnify and hold Landlord harmless of and from any and all liability for any such violation or violations. Landlord represents and warrants that Tenant's permitted use and occupancy of the Premises in accordance with the terms of
Section 4 hereof during the Term of this Lease, as the same may be extended or renewed, will not violate any certificate of occupancy issued for the Premises.

     8. CONTEST-STATUTE, ORDINANCE, etc. Tenant may, after notice to Landlord, by appropriate proceedings conducted promptly at Tenant's own expense in Tenant's name and whenever necessary in Landlord's name, contest in good faith the validity or enforcement of any such statute, ordinance, law, order, regulation or requirement and may similarly contest any assertion of violation of any certificate of occupancy, permit, or any consent issued for the Building. Tenant may, pending such contest, defer compliance therewith if, in the opinion of counsel for Landlord, such deferral will not subject either the Landlord or the Leased Premises or the Property (or any part thereof) to any penalty, fine or forfeiture, and if Tenant shall post a bond with corporate surety approved by Landlord sufficient, in Landlord's opinion, fully to indemnify Landlord from loss.

     9. TENANT'S IMPROVEMENTS. Except to the extent that Landlord is responsible for making improvements to the Leased Premises pursuant to
Section 34 of this Lease, Tenant agrees that it will make such improvements to the Leased Premises as it may deem necessary at its sole cost and expense. However, Tenant shall not make any alterations, decorations, installations, additions or improvements to the Leased Premises (excluding cosmetic changes, the estimated cost of shall be less than $2,000), including but not limited to, the installation of any fixtures, amenities, equipment, appliances, or other apparatus (except moveable office furniture and ordinary moveable business machines and equipment), without Landlord's prior written consent, and then only by contractors or mechanics employed or approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. All such work, alterations, decorations, installations, additions or improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time reasonably designate. All alterations, decorations, installations, additions or improvements made by either of the parties hereto upon the Leased Premises, except movable office furniture and moveable office equipment put in at the expense of Tenant and other items as mutually agreed upon in writing, shall be the property of Landlord and shall remain upon and be surrendered with the Leased Premises at the termination of this Lease without molestation or injury. Notwithstanding the foregoing, Tenant shall on termination of this Lease at its cost and expense remove the modular Tempest enclosure, and Landlord will with its approval of any alterations notify Tenant as to whether or not Tenant will be required to remove such alterations from the Premises on termination of this Lease. Said items that are to be removed from the Premises by Tenant shall be removed at Tenant's sole cost and expense, and all damage to the Building and Premises caused by the installation and removal of said items shall be repaired, replaced and/or restored by Tenant at Tenant's sole cost and expense.

     10. REPAIRS AND MAINTENANCE.

     10.1 TENANT'S CARE OF THE PREMISES AND BUILDING. During the Lease Term Tenant shall:

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         (i)   keep the Premises and the fixtures, appurtenances and
improvements therein in good order and condition;

         (ii) make repairs and replacements to the Premises required because of Tenant's misuse or primary negligence, except to the extent that the repairs or replacements are covered by Landlord's insurance as required hereunder;

         (iii) maintain, repair and replace special equipment or decorative treatments installed by or at Tenant's request and that serve the Premises only (including but not limited to any supplemental heating, ventilating and air-conditioning equipment pursuant to the terms of Section 23 hereof), except to the extent the repairs or replacements are needed because of Landlord's misuse or primary negligence, and are not covered by Tenant's insurance as required hereunder;

         (iv) pay for all damage to the Building, its fixtures and appurtenances, as well as all damages sustained by Tenant or occupants of the Building due to any waste, misuse or neglect of the Leased Premises, its fixtures and appurtenances by Tenant, except to the extent that the repair of such damage is covered by Landlord's insurance as required hereunder; and

         (v)   not commit waste.

     In addition Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed under Applicable Laws. Landlord reserves the right to prescribe the weight and position of all heavy equipment brought onto the Premises and prescribe any reinforcing required under the circumstances, all such reinforcing to be at Tenant's expense.

     10.2 LANDLORD'S REPAIRS. Except for the repairs and replacements that Tenant is required to make pursuant to Section 10.1 above, Landlord shall pay for and make all other repairs and replacements to the Premises, Common Areas and Building (including Building fixtures and equipment) as shall be reasonably deemed necessary to maintain the Building in a condition comparable to other first class suburban office buildings in the Baltimore-Washington corridor area. This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems such as mechanical, electrical, HVAC (exclusive of Tenant's supplemental HVAC referenced in Section
10.1 above), and plumbing. There shall be no allowance to Tenant for a diminution of rental value, no abatement of rent, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs or performing maintenance as provided for herein; provided, however, Landlord shall use reasonable diligence to prevent and mitigate such inconvenience, annoyance or injury to Tenant's business.

     10.3   TIME FOR REPAIRS. Repairs or replacements required pursuant to
Section 10.l and 10.2 above shall be made within a reasonable time (depending on the nature of the repair or replacement needed - generally no more than fifteen
(15) days) after receiving notice or having actual knowledge of the need for a repair or replacement.

     10.4 SURRENDER OF THE PREMISES. Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord in the same broom clean condition that the Premises were in on the Commencement Date except for:

         (i)   ordinary wear and tear;

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         (ii)  damage by the elements, fire, and other casualty unless Tenant would be required to repair under the provisions of this Lease.

         (iii) damage arising from any cause not required to be repaired or replaced by Tenant; and

         (iv) alterations as permitted by this Lease unless consent was conditioned on their removal.

     On surrender Tenant shall remove from the Premises its personal property, trade fixtures and any alterations required to be removed pursuant to the terms of this Lease and repair any damage to the Premises caused by this removal. Any items not removed by Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their disposal.

     11. CONDUCT ON PREMISES. Landlord represents as of the date of execution of this Lease that Tenant's permitted use of the Premises pursuant to the terms of
Section 4 hereof will not increase the rate of fire insurance on the Building, fixtures or on property kept therein. Tenant shall not do, or permit anything to be done in the Leased Premises, or bring or keep anything therein which will, in any way, increase the rate of fire insurance on the Building, or invalidate or conflict with the fire insurance policies on the Building, fixtures or on property kept therein, or obstruct or interfere with the rights of the Landlord or of other tenants, or in any other way injure or annoy Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with Applicable Laws, or the Maryland Fire Underwriters Rating Bureau. Similarly, Tenant covenants and agrees that it will not use or allow the Premises to be used for the storage, use, treatment or disposal of any "hazardous substance," as defined under either the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USC 9601 et seq.), or Section 7-218 et seq. of the Maryland Health and Environmental Code, annotated, as amended. Tenant agrees that any increase of fire insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence or carelessness or the willful action of Tenant, Tenant's employees, agents, servants, or invitees shall, as they accrue be added to the rent heretofore reserved and be paid as a part thereof; and Landlord shall have all the rights and remedies for the collection of same as are conferred upon the Landlord for the collection of rent provided to be paid pursuant to the terms of this Lease.

     12. INSURANCE.

     12.1 TENANT'S INSURANCE. Tenant will keep in force at its own expense, so long as this Lease remains in effect, (a) public liability insurance, including insurance against assumed or contractual liability under this Lease, with respect to the Premises, to afford protection with limits, per person and for each occurrence, of not less than One Million Dollars ($1,000,000), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for only a reasonable deductible, (b) all-risk property and casualty insurance, including theft, written at replacement cost value and with replacement cost endorsement, covering all of Tenant's personal property in the Premises and all of Tenant's Improvements as defined in Section 34 and installed in the Premises by or on behalf of Tenant, such insurance to provide for only a reasonable deductible, and (c) if, and to the extent, required by law, workmen's compensation or similar insurance offering statutory coverage and containing statutory limits. Such policies will be maintained in companies and in form reasonably acceptable to Landlord and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Tenant will deposit the policy or policies of such required insurance or certificates thereof with Landlord prior to the Commencement Date, which policies shall name Landlord or its designee and, at the request of Landlord, its mortgages, as additional named insured and shall also contain a provision stating that such policy or policies shall not be canceled except after thirty (30) day's written notice to Landlord or its designees. All such policies of insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times during the Term of this Lease and all other times during which Tenant shall occupy the Premises. In addition to the foregoing insurance coverage, Tenant shall require any contractor retained by it to perform work on the Premises to carry and maintain, at no expense to Landlord, during such times as contractor is working in the Premises, a (i) comprehensive general liability insurance policy, including, but not limited to, contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than Two Hundred Thousand Dollars ($200,000.00), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for no deductible, and (ii) workmen's compensation insurance or similar insurance in form and amounts as required by law. In the event of damage to or destruction of the Premises and the termination of this Lease by Landlord pursuant to Section 17 herein, Tenant agrees that it will pay Landlord all of its insurance proceeds relating to improvements made in the Premises by or on behalf of Tenant. If Tenant fails to comply with its covenants made in this Section, if such insurance would terminate or if Landlord has reason to believe such insurance is about to be terminated, Landlord may at its option cause such insurance as it in its sole judgment deems necessary to be issued, and in such event Tenant agrees to pay promptly upon Landlord's demand, as Additional Rent the premiums for such insurance.

     12.2   LANDLORD'S INSURANCE. Landlord will keep in force at its own expense
(a) contractual and comprehensive general liability insurance, including public liability and property damage, with a minimum combined single limit of liability of Two Million Dollars ($2,000,000.00) for personal injuries or death of persons occurring in or about the Building and Premises, and (b) all-risk property and casualty insurance written at replacement cost value covering the Building and all of Landlord's improvements in and about same.

     12.3 WAIVER OF SUBROGATION. Each party hereto waives claims arising in any manner in its favor and against the other party and agrees that neither party hereto shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to the Building, the Premises or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, or against liability on or about the Building, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage as was required to be covered by insurance carried pursuant to this Lease. Landlord shall cause each insurance policy carried by it insuring against liability on or about the Building or insuring the Premises and the Building or income resulting therefrom against loss by fire or any of the casualties covered by the all-risk insurance carried by it hereunder to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Tenant in connection with any loss or damage covered by such policies. Tenant will cause each insurance policy carried by it insuring against liability or insuring the Premises (including the contents thereof and Tenant's improvements installed therein by Tenant or on its behalf) against loss by fire or any of the casualties covered by the all-risk insurance required hereunder to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by such policies.

     13. RULES AND REGULATIONS. Tenant agrees to be bound by the rules and regulations set forth on the schedule attached hereto as Exhibit "B" and made a part hereof. Landlord shall have the right, from time to time, to issue reasonable additional or reasonable amended rules and regulations regarding the use of the Building, so long as said rules shall be reasonable and non-discriminatory between tenants. When so issued and when Landlord shall provide Tenant written notice of same, such reasonable additional or reasonable amended rules and regulations shall be considered a part of this Lease and Tenant covenants that the same shall likewise be faithfully observed by Tenant, the employees of Tenant and all persons invited by Tenant into the Building, provided, that said additional or amended rules are made applicable to all office tenants similarly situated as Tenant. Landlord shall not be liable to Tenant for the violation of any of the said rules and regulations, or the breach of any covenant or condition in any lease, by any other tenant in the Building.

     14. MECHANICS' LIENS. Tenant shall not do or suffer to be done any act, matter or thing whereby Tenant's interest in the Leased Premises, or any part thereof, may be encumbered by any mechanics' lien. Tenant shall discharge, within thirty (30) days after the date of filing, any mechanics' liens filed against Tenant's interest in the Leased Premises, or any part thereof, purporting to be for labor or material furnished or to be furnished to Tenant. Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanics' or other lien for labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Leased Premises, or the Property.

     15. TENANT'S FAILURE TO REPAIR. In the event that Tenant fails after reasonable prior written notice from Landlord, to keep the Leased Premises in a good state of condition and repair pursuant to Section 10 above, or to do any act or make any payment required under this Lease or otherwise fails to comply herewith, Landlord may, at its option (but without being obliged to do so) immediately, or at any time thereafter and without notice, perform the same for the account of Tenant, including the right to enter upon the Leased Premises at all reasonable hours to make such repairs, or do any act or make any payment or compliance which Tenant has failed to do, and upon demand, Tenant shall reimburse Landlord for any such expense incurred by Landlord including but not limited to any reasonable costs, damages and reasonable attorney's fees. Any moneys expended by Landlord, as aforesaid, shall be deemed additional rent, collectible as such by Landlord. All rights given to Landlord in this section shall be in addition to any other right or remedy of Landlord herein contained.

     16. PROPERTY -- LOSS, DAMAGE. Landlord, its agents and employees shall not be liable for any damage to property in the possession of Tenant placed in the custody of its employees, nor for the loss of any such property by theft or otherwise. Landlord shall be liable for damage or injury to person or property only if such damage or injury is due to Landlord's negligence; Landlord or its agents shall not be liable for interference with the light, air, or other incorporeal hereditaments. Tenant shall reimburse Landlord as additional rent for all expenses, all damages awarded Landlord as a result of legal proceedings, and/or all fines incurred or suffered by Landlord by reason of any breach, violation or nonperformance by Tenant, or Tenant's employees, agents or visitors, of any covenant or provision of this Lease, or by reason of damage or injury to persons or property caused by moving property of or for Tenant in and/or out of the Building, or by the installation or removal of furniture or other property of or for Tenant, or by reason of or arising out of the occupancy or use by Tenant of the Leased Premises or of the Property, or any part of either thereof, or from any other cause due to the carelessness, negligence or improper conduct of Tenant or Tenant's contractors, servants, employees, agents or invitees. Tenant shall not move any safe, heavy machines, heavy equipment, freight, bulky matter or fixtures requiring special handling. Tenant agrees to employ only persons holding a proper license to do said work, and that all work in connection therewith shall comply with any applicable Federal, State, County or other governing laws, rules or regulations. Notwithstanding said consent of Landlord, Tenant shall indemnify Landlord for and hold Landlord harmless and free from damages or injuries sustained by person or property and for any damages or moneys paid out by Landlord in settlement of any claims or judgments, as well as for all reasonable expenses and reasonable attorney's fees, incurred in connection therewith and all reasonable costs incurred in repairing any damage to the Building or appurtenances caused by Tenant's moving activities.

     17. DESTRUCTION -- FIRE OR OTHER CASUALTY. In case of partial damage to the Leased Premises by fire or other casualty insured against by Landlord, Tenant shall give immediate notice thereof to Landlord, who shall thereupon cause damage to all property owned by it to be repaired with reasonable speed at the sole expense of Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of "labor troubles" or any other cause beyond Landlord's control, and to the extent that the Leased Premises are rendered untenantable the rent shall proportionately abate from the date of such casualty, provided the damage above mentioned occurred without the fault or neglect of Tenant, Tenant's servants, employees, agents or visitors. If such partial damage is due to the fault or neglect of Tenant, or Tenant's servants, employees, agents, or invitees, the damage shall be repaired by Landlord to the extent of Landlord's insurance coverage, but there shall be no apportionment or abatement of rent. In the event the damage shall be so extensive to the whole Building as to render it uneconomical, in Landlord's opinion, to restore for its present uses and Landlord shall decide not to repair or rebuild the Building, this Lease, at the option of Landlord, shall be terminated upon written notice to Tenant and the rent shall, in such event, be paid to or adjusted as of the date of such damage, and the terms of this Lease shall expire by lapse of time and conditional limitation upon the third day after such notice is mailed, and Tenant shall thereupon vacate the Leased Premises and surrender the same to Landlord, but no such termination shall release Tenant from any liability to Landlord arising from such damage or from any breach of the obligations imposed on Tenant hereunder, or from any obligations accrued hereunder prior to such termination.

     Notwithstanding anything contained in this Section 17 to the contrary, if any damage causes the Premises to be untenable and if

Landlord or Tenant determines, in good faith that the repair or restoration work cannot be completed within one hundred and twenty (120) days of the date of occurrence causing such damage, then Landlord, or Tenant provided Tenant shall not otherwise be in default hereunder, shall have the option, exercisable by fifteen (15) days advance written notice thereof to the other given no later than thirty (30) days following such determination, to cancel and terminate this Lease as of the date of such loss, whereupon all rent due hereunder shall be adjusted as of the date of such damage and Tenant shall thereupon vacate the Premises and surrender the same to Landlord, but no such termination shall release Tenant from any liability to Landlord arising from any obligations accrued hereunder prior to such termination.

     18. EMINENT DOMAIN. If (1) the whole or more than twenty percent (20%) of the floor area of the Leased Premises shall be taken or condemned by Eminent Domain for any public or quasi-public use or purpose, and either party shall elect, by giving written notice to the other, or (2) more than twenty-five percent (25%) of the floor area of the Building shall be so taken, and Landlord shall elect, in its sole discretion, by giving written notice to the Tenant, any said written notice to be given not more than sixty (60) days after the date on which title shall vest in such condemnation proceeding, to terminate this Lease, then, in either such event, the term of this Lease shall cease and terminate as of the date of title vesting. In case of any taking or condemnation, whether or not the term of this Lease shall cease and terminate, the entire award shall be the property of Landlord, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award, except that Tenant shall be entitled to claim, prove and receive in the proceedings such awards as may be allowed for moving expenses, loss of profit and fixtures and other equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation, court or other authority in addition to, and be stated separately from, the award made by it for the Property or part thereof so taken.

     19. ASSIGNMENT. So long as Tenant is not in default beyond any applicable cure periods of any of the terms and conditions hereof, and further provided that Tenant has fully and faithfully performed all of the terms and conditions of this Lease, Landlord will not unreasonably withhold its consent to an assignment of this Lease or sublease of the Premises for any of the then remaining portion of the unexpired Term provided: (i) the net assets of the assignee shall not be less than the net assets of Tenant at the time of the signing of this Lease; (ii) in the event of an assignment, such assignee shall assume in writing all of Tenant's obligations under this Lease; (iii) in the event of a sublease, such sublease shall in all respects be subject to and in conformance with the terms of this Lease with exception to rent; and (iv) in all events Tenant continues to remain liable on this Lease for the performance of all terms, including but not limited to, payment of all rent due hereunder. Landlord and Tenant acknowledge and agree that it shall not be unreasonable for Landlord to withhold its consent to an assignment if in Landlord's sole and reasonable business judgment, the assignee lacks sufficient business experience or net worth to successfully operate its business within the Premises in accordance with the terms, covenants and conditions of this Lease. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further observance and performance by Tenant of the covenants herein contained. For purposes of the foregoing, a transfer by operation of law or transfer of a controlling interest in Tenant as same exists as of the date hereof, shall be deemed to be an assignment of this Lease. No assignment or sublease, regardless of whether Landlord's consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations nor shall the same be deemed to release any person guaranteeing the obligations of Tenant hereunder from their obligations as guarantor.

     20. DEFAULT; REMEDIES; BANKRUPTCY OF TENANT. Any one or more of the following events shall constitute an "Event of Default" hereunder, at Landlord's election: (a) the sale of Tenant's interest in the Premises under attachment, execution or similar legal process or, the adjudication of Tenant as a bankrupt or insolvent, unless such adjudication is vacated within thirty (30) days; (b) the filing of a voluntary petition proposing the adjudication of Tenant (or any guarantor of Tenant's obligations hereunder) as a bankrupt or insolvent, or the reorganization of Tenant (or any such guarantor), or an arrangement by Tenant (or any such guarantor) with its creditors, whether pursuant to the Federal Bankruptcy Code or any similar federal or state proceeding, unless such petition is filed by a party other than Tenant (or any such guarantor) and is withdrawn or dismissed within thirty (30) days after the date of its filing; (c) the admission, in writing, by Tenant (or any such guarantor) of its inability to pay its debts when due; (d) the appointment of a receiver or trustee for the business or property of Tenant (or any such guarantor), unless such appointment is vacated within thirty (30) days of its entry; (e) the making by Tenant (or any such guarantor) of an assignment for the benefit of its creditors, or if, in any other manner, Tenant's interest in this Lease shall pass to another by operation of law; (f) the failure of Tenant to pay any rent, additional rent or other sum of money when due and such failure continues for a period of ten (10) days after receipt of written notice that the same is past due hereunder; (g) the Tenant shall fail to move into or take possession of the Leased Premises within ninety (90) days after commencement of the Lease Term or having taken possession shall thereafter abandon and/or vacate the Premises, and (h) the default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same.

     Upon the occurrence and continuance of an Event of Default, Landlord upon giving five (5) days prior written notice to Tenant may do any one or more of the following: (a) sell, at public or private sale, all or any part of the goods, chattels, fixtures and other personal property belonging to Tenant (but excluding any such personal property which is not owned by Tenant, or Tenant's confidential materials) which are or may be put into the Premises during the Lease Term, whether or not exempt from sale under execution or attachment (it being agreed that said property shall at all times be bound with a lien in favor of Landlord and shall be chargeable for all rent and for the fulfillment of the other covenants and agreements herein contained), and apply the proceeds of such sale, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property; second, toward the payment of any indebtedness, including, without limitation, indebtedness for rent, which may be or may become due from Tenant to Landlord; and third, to pay the Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid; (b) perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together, with interest thereon at the rate of eighteen percent (18%) per annum, from the date of such expenditure, shall be deemed additional rent and shall be payable by Tenant to Landlord upon demand; (c) elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and reenter the Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost and for the account of Tenant, without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; and also the obligation to make a good faith effort to re-let the Leased Premises for any unexpired balance of the Lease Term, and collect the rent therefor. In the event of such re-letting by Landlord, the reletting shall be on such terms, conditions and rental as are appropriate to the real estate market (of which the Building is a part) at the time of such re-letting, and the proceeds that may be collected from the same, less the expense of re-letting (including reasonable leasing fees and commissions and reasonable costs of renovating the Leased Premises), shall be applied upon the Tenant's rental obligation as set forth in this Lease for the unexpired portion of the Lease Term. Tenant shall be liable for any balance that may be due under this Lease, although Tenant shall have no further right of possession of the Leased Premises; and (d) exercise any other legal or equitable right or remedy which it may have at law or in equity. Notwithstanding the provisions of clause (b) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (b) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by the failure to take rapid action, or if the unperformed obligation of Tenant constitutes an emergency.

     To the extent permitted by law, Tenant hereby expressly waives any and all rights of redemption, granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Leased Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise. Landlord and Tenant hereby expressly waive trial by jury in any action or proceeding or counterclaim brought by either party hereto against the other party on any and every matter, directly or indirectly arising out of or with respect to this Lease, including, without limitation, the relationship of Landlord and Tenant, the use and occupancy by Tenant of the Premises, any statutory remedy and/or claim of injury or damage regarding this Lease.

     Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be additional rent and shall be repaid to Landlord by Tenant upon demand.

     Notwithstanding any of the other provisions of this Lease, in the event Tenant shall voluntarily or involuntarily come under the jurisdiction of the Federal Bankruptcy Code and thereafter Tenant or its trustee in bankruptcy, under the authority of and pursuant to applicable provisions thereof, shall have the power and so using same determine to assign this Lease, Tenant agrees that
(i) Tenant or its trustee will provide to Landlord sufficient information enabling it to independently determine whether Landlord will incur actual and substantial detriment by reason of such assignment and (ii) "adequate assurance of future performance" under this Lease, as that term is generally defined under the Federal Bankruptcy Code, will be provided to Landlord by Tenant and its assignee as a condition of said assignment.

     21. DAMAGES. If this Lease is terminated by Landlord pursuant to
Section 20, Tenant shall, nevertheless, remain liable for all rent and damages which may be due or sustained prior to such termination, and all reasonable costs, fees and expenses including, but not limited to, reasonable attorneys' fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Premises to others from time to time and additional damages (the "Liquidated Damages"), which shall be an amount equal to the total rent which, but for termination of this Lease, would have become due during the remainder of the Term, less the amount of rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such Liquidated Damages shall be computed and payable in monthly installments, in advance on the first day of each calendar month following termination of the Lease and continuing until the date on which the Lease Term would have expired but for such termination, and any suit or action brought to collect any such Liquidated Damages for any month shall not in any manner prejudice the right of Landlord to collect any Liquidated Damages for any subsequent month by a similar proceeding.

     If this Lease is terminated pursuant to Section 20, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) which may be greater or less than the period which otherwise would have constituted the balance of the Term and on such terms and conditions (which may include concessions, free rent and/or alterations of the Premises) as are appropriate to the real estate market (of which the Building is a part) at the time of such re-letting, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting, unless Landlord fails to use reasonable efforts to re-let the Premises.

     22. SERVICES AND UTILITIES. Landlord shall provide the following listed services and utilities, namely:

     (a) automatic passenger elevators providing adequate service leading to the floor on which the Premises are located;

     (b) freight elevators providing service to the floor on which the Premises are located as reasonable scheduling permits;

     (c) evening janitorial services to the Premises including removal of trash;

     (d) hot and cold water sufficient for drinking, lavatory toilet and ordinary cleaning purposes from fixtures either within the Premises (if provided pursuant to this Lease) or on the floor on which the Premises are located;

     (e) replacement of lighting tubes, lamp ballasts and bulbs;

     (f) extermination and pest control when and if necessary; and

     (g) maintenance of Common Areas in a manner comparable to other first class suburban office buildings in the Baltimore-Washington corridor.

     Notwithstanding the foregoing, if at any time during the Term and any extension or renewal thereof, Landlord shall, after reasonable investigation determine that trash and similar waste generated by Tenant and/or emanating from the Premises is in excess of that of other standard office tenants within the Building leasing a premises of the same or similar size to that of the Premises, Landlord shall bill Tenant and Tenant shall pay to Landlord as additional rent hereunder within thirty (30) days of the date of Landlord's invoice for the same, those costs and expenses of trash removal which are reasonably attributable to such excess trash and similar waste generated by Tenant and/or emanating from the Premises. "Normal Business Hours" as used herein is defined from 8:00 a.m. to 6:00 p.m. on business days and from 8:00 a.m. to 1:00 p.m. on Saturdays. Unless otherwise specifically provided in this Section 22, Landlord shall have no responsibility to provide any services or utilities under this
Section 22 except during Normal Business Hours unless arrangements for after-hours services have been made pursuant to terms and conditions acceptable to Landlord and embodied in a separate written agreement between Landlord and Tenant. Landlord reserves the right to stop service of the HVAC, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements, or improvements, which in the judgment of Landlord are desirable or necessary to be made, until said repairs, alterations, replacements, or improvements shall have been completed, provided that in such instances, Landlord shall use reasonable efforts to stop service to the HVAC, elevator, plumbing and electric systems after Normal Business Hours. Landlord shall have no responsibility or liability for failure by Landlord or any other entity to supply HVAC, elevator, plumbing, cleaning, and electric service, during said period or when prevented from so doing by laws, orders, or regulations of any Federal, State, County or Municipal authority or by strikes, accidents or by any other cause whatsoever beyond Landlord's control. Landlord's obligations to supply services and utilities are subject to applicable laws and regulations as to energy conservation and other such restrictions. Any additional air conditioning system, fire protection system or security system installed by or at the request of Tenant which is not part of Landlord's base standard tenant improvements for other tenants within the Building shall be the responsibility of Tenant, and Tenant shall directly pay all costs of maintenance, repair and operation of the same (including but not limited to Landlord's costs of operation of its cooling tower or of Landlord's other mechanical facilities required for Tenant to operate such additional systems). In the event Tenant shall require any supplemental heat or air conditioning service for the Premises or any part thereof, Landlord's costs for the operation of Landlord's cooling tower or of Landlord's other mechanical facilities required for such supplemental services shall be paid by Tenant to Landlord as Additional Rent hereunder within thirty (30) days of Landlord's invoice(s) to Tenant for such costs.

     All of Landlord's costs related to Tenant's use or occupancy of the Premises after Normal Business Hours, including but not limited to Landlord's costs for (i) services required to maintain any Common Areas resulting from Tenant's use or occupancy of the Premises after Normal Business Hours, and (ii) particular services as may be requested by Tenant shall be charged to Tenant at reasonable rates to be determined by Landlord in accordance with the terms of a separate letter agreement between Landlord and Tenant to be entered into at such time hereafter as Landlord has determined such costs based upon expenses of Tenant's operations within the Building. Tenant shall pay for such services as additional rent hereunder in accordance with the terms of the aforesaid letter agreement between Landlord and Tenant. Landlord's obligations to supply services after Normal Business Hours are subject to applicable laws and regulations as to energy conservation and other such restrictions.

     23. ELECTRIC SERVICE AND HEATING, VENTILATION AND AIR CONDITIONING.

     23.1 ELECTRIC SERVICE TO THE PREMISES. As a part of Landlord's completion of improvements to the Premises described in Section 34 hereof, Landlord shall cause the Premises to be separately metered for electricity. Tenant shall pay directly to the utility company or public authority providing such electric service as and when the same shall be due and payable, all charges, including adjustment, for electrical services supplied exclusively to the Premises by such utility company or public authority.

     23.2 HEATING, VENTILATING AND AIR CONDITIONING. As a part of Landlord's improvements to the Premises described in Section 34, Landlord shall install facilities for heating, ventilating and air conditioning of the Premises ("HVAC"). At all times during the Term of this Lease, Tenant shall be responsible for and promptly pay, as and when the same become due and payable, all charges for electrical energy used to operate said HVAC and related electrical equipment serving the Premises, directly to the utility company or public authority providing such electrical energy pursuant to the terms of the preceding Section 23.1.

     24. SEVERAL LIABILITY. If the Tenant shall become one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of the entire rent and other payments specified herein.

     25. ACCEPTANCE OF LEASED PREMISES. Tenant shall have reasonable opportunity, provided it does not thereby interfere with Landlord's work, to examine the Leased Premises to determine the condition thereof. Upon taking possession of the Leased Premises, Tenant shall be deemed to have accepted same as being satisfactory and in the condition called for hereunder, except for latent defects and punch list items. Tenant shall give Landlord prompt written notice of such punch list items and Landlord shall use its best efforts to complete such punch list items within thirty (30) days of the date of such notice.

     26. INABILITY TO PERFORM. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply, or is delayed in supplying, any service to be supplied by it under the terms of this Lease or is unable to make, or is delayed in making any repairs, additions, alterations, or decorations or is unable to supply, or is delayed in supplying, any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any outside cause whatsoever including, but not limited to, governmental preemption in connection with a National Emergency, or by reason of any rule, order or regulation of any department or subdivision of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Similarly, Landlord shall not be liable for any interference with any services supplied to Tenant by others if such interference is caused by any of the reasons listed in this Section 26. Nothing contained in this Section 26 shall be deemed to impose any obligation on Landlord not expressly imposed by other sections of this Lease; provided, however, that Landlord shall be liable to Tenant for all reasonable costs incurred by Tenant in the event Landlord fails to use due diligence or fails to minimize or mitigate performance under Landlord's control.

     27. NO WAIVERS. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

     28. ACCESS TO PREMISES AND CHANGE IN SERVICES. Upon advance notice to Tenant (except in case of accident or emergency as reasonably determined by Landlord, and except in case of Landlord's janitorial services provided to the Premises pursuant to the terms of Section 22 hereof) Landlord shall have the right, without abatement of rent, to enter the Leased Premises at any hour to examine the same, or to make such repairs and alterations as Landlord shall deem necessary for the safety and preservation of the Building, and also to exhibit the Leased Premises to be let. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring and liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, stairs, toilets, elevators, or other public parts of the Building, and to change the name by which the Building is commonly known and/or its mailing address.

     29. ESTOPPEL CERTIFICATES. Tenant agrees at any time and from time to time upon not less than fifteen (15) days' prior notice by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by third parties not a party to this Lease.

     Tenant agrees to execute the Estoppel Certificate in the form attached hereto as Exhibit "D" upon acceptance of the Premises.

     30. SUBORDINATION. Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any mortgages, overleases, leasehold mortgages or other security interests now or hereafter a lien upon or affecting the Building or the Property or any part thereof. Tenant shall, at any time hereafter, on request, execute any instruments or leases or other documents that may be required by any mortgage or mortgagor or overlandlord for the purpose of subjecting or subordinating this Lease and the tenancy created hereunder to the lien of any such mortgage or mortgages or underlying lease, and the failure of Tenant to execute any such instruments, releases or documents shall constitute a default hereunder.

     31. ATTORNMENT. Tenant agrees that upon any termination of Landlord's interest in the Leased Premises, Tenant will, upon request, attorn to the person or organization then holding title to the reversion of the Leased Premises (the "Successor") and to all subsequent Successors, and will pay to the Successor all of the rents and other monies required to be paid by the Tenant hereunder and perform all of the other terms, covenants, conditions and obligations in this Lease contained; provided, however, that if in connection with such attornment Tenant shall so request from such Successor in writing, such Successor will execute and deliver to Tenant an instrument wherein such Successor agrees that as long as Tenant performs all of the terms, covenants and conditions of this Lease, on Tenant's part to be performed, Tenant's possession under the provisions of this Lease shall not be disturbed by such Successor.

     32. NOTICES. All notices, demands and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if either sent by United States registered or certified mail, or overnight by any nationally recognized overnight delivery service, postage prepaid, addressed (i) if to the Landlord at 8808 Centre Park Drive, Columbia, Maryland 21045, with copies sent to John Harris Gurley, Esquire, 8808 Centre Park Drive, Columbia, Maryland 21045 or (ii) if to Tenant at the Leased Premises.

     Any party may designate a change of address by written notice to the above parties, given at least ten (10) days before such change of address is to become effective.

     33. RELOCATION. Intentionally Deleted.

     34. TENANT'S SPACE. Attached hereto as Exhibit "C" is a copy of a final floor plan of the Premises and specifications for improvements to the Premises as agreed upon by Landlord and Tenant (hereinafter the "Final Plans and Specifications") specifying the manner in which, at Landlord's expense, Landlord shall finish the Premises. Landlord will cause all work necessary to renovate the Premises in accordance with the Final Plans and Specifications to be commenced promptly upon execution of this Lease and thereafter duly completed. The improvements to be constructed or installed within the Premises by Landlord pursuant to this Section 34 and the Final Plans and Specifications are hereinafter referred to as the "Tenant Improvements".

     All alterations, modifications and/or deviations to the Final Plans and Specifications requested by Tenant shall be made in the form of written change orders prepared at Tenant's cost and submitted by Tenant to Landlord in writing for Landlord's prior approval, which approval by Landlord shall not be unreasonably withheld. All costs incurred for work and material described in those written change orders requested by Tenant and approved by Landlord shall be paid by Tenant as additional rent hereunder within thirty (30) days of the date of Landlord's invoice(s) to Tenant for the same, and the costs of such work as described in the aforesaid written change orders shall include all costs of labor and materials incurred by Landlord in the performance of such work, plus ten (10%) percent for overhead and ten (10%) percent for profit. At Tenant's request, Landlord shall fully cooperate with Tenant to establish such costs or estimates thereof in advance of performing the work.

     35. QUIET ENJOYMENT. Tenant, upon the payment of rent and the performance of all the terms of this Lease, shall at all times during the Lease Term and during any extension or renewal term peaceably and quietly enjoy the Premises without any disturbance from the Landlord or any other person claiming through the Landlord.

     36. VACATION OF PREMISES. Tenant shall vacate the Premises at the end of the Term of this Lease or any extension or renewal thereof. If Tenant fails to vacate at such time there shall be payable to Landlord an amount equal to (i) one hundred and fifty percent (150%) of the monthly Base Rent in effect immediately prior to the expiration of the Term (as renewed or extended) for the first thirty (30) days or any part thereof that Tenant holds over, and (ii) thereafter double the Base Rent in effect immediately prior to the expiration of the Term (as renewed or extended) for each month or part of a month that Tenant holds over, plus all other payments provided for herein, and the payment and acceptance of such payments shall not constitute an extension or renewal of this Lease. In event of any such holdover, Landlord shall also be entitled to all remedies provided by law for the speedy eviction of tenants, and to the payment of all attorneys' fees and expenses incurred in connection therewith.

     37. PARTNERS' LIABILITY. It is understood that the Owner of the Building is a Maryland Limited Partnership. All obligations of said Owner hereunder are limited to the net assets of the Owner from time to time. No General or Limited Partner of Owner, or of any successor partnership, whether now or hereafter a partner, shall have any personal responsibility or liability for the obligations of Owner hereunder.

     38. SEPARABILITY. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     39. INDEMNIFICATION. To the maximum extent permitted by law and subject to the waiver and insurance provisions of Section 12.3 herein, each party hereto agrees that it will indemnify, defend and hold harmless the other party from claims from personal injury, death or property damage related to incidents occurring in or about the Premises or the Building which are caused by the negligence or willful misconduct of that party, its agents, employees or invitees. When the claim is caused by the joint negligence or willful misconduct of both Tenant and Landlord, each party's duty to defend, indemnify, and hold harmless the other party shall be in proportion to that party's allocable share of the joint negligence or willful misconduct.

     40. CAPTIONS. All headings anywhere contained in this Lease are intended for convenience or reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

     41. BROKERS. Tenant represents that Tenant has dealt directly with, only with, Smithy Braedon, and Spaulding & Slye Colliers as brokers in connection with this Lease, and Tenant warrants that no other broker negotiated this Lease or is entitled to any commissions in connection with this Lease.

     42. RECORDATION. Tenant covenants that it will not, without Landlord's prior written consent, record this Lease or any memorandum of this Lease or offer this Lease or any memorandum of this Lease for recordation. If at any time Landlord or any mortgagee of Landlord's interest in the Leased Premises shall require the recordation of this Lease or any memorandum of this Lease, such recordation shall be at Landlord's expense. If at any time Tenant shall require the recordation of this Lease or any memorandum of this Lease, such recordation shall be at Tenant's expense. If the recordation of this Lease or any memorandum of this Lease shall be required by any valid governmental order, or if any government authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes or documentary stamp taxes, or both transfer taxes and documentary stamp taxes on this Lease or any memorandum of this Lease, Tenant will execute such acknowledgments as may be necessary to effect such recordations and pay, upon request of Landlord, one half of all recording fees, transfer taxes and documentary stamp taxes payable on, or in connection with this Lease or any memorandum of this Lease or such recordation.

     43. SUCCESSORS AND ASSIGNS. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, personal representatives, successors and assigns (subject, however, to the terms of Article 19 hereof).

     44. MODIFICATION. It is understood and agreed that the terms of this Lease shall be modified, if so required, for the purpose of complying with or fulfilling the requirements of any party secured under any mortgage or deed of trust or ground lease now or hereafter of record with respect to the property provided that such modification shall not be in substantial derogation or diminution of any of the rights of the Tenant hereto, nor substantially increase any of the obligations or liabilities of the Tenant.

     Failure of Tenant to execute any such modification within fifteen (15) days after written request will constitute a material default hereunder.

     45. INTEGRATION OF AGREEMENTS. This writing is intended by the Parties as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the Parties are incorporated. No course of prior dealings between the Parties or their affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the Parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease. Other than as specifically set forth in this Lease, no representations, understandings, or agreements have been made or relied upon in the making of this Lease.

     46. TENANT'S RIGHT-OF-FIRST REFUSAL. Provided Tenant is not in default of any of the terms, covenants and conditions of this Lease, Tenant shall have a continuing right-of-first refusal to lease from Landlord all or any portion of that certain area containing 5,061 rentable square feet in the aggregate as shown cross-hatched on Exhibit "E" attached hereto and made a part hereof (the "Expansion Suite"). At any time during the Term, as the same may be renewed or extended, as Landlord shall enter into good faith meaningful negotiations with a third party to lease the Expansion Suite, Landlord shall so notify Tenant. Tenant shall exercise the foregoing right-of-first refusal by delivering written notice thereof to Landlord within five (5) days of Tenant's receipt of Landlord's notice. If such right is exercised by Tenant at any time during the first nine (9) full calendar months of the Term hereof, such Expansion Suite shall be leased for a term running concurrent with the Term hereof, as the same may be renewed or extended, at the same Base Rent, and otherwise on substantially the same terms and conditions (as computed on a per rentable square foot basis) as herein set forth for the Premises, including those conditions pertaining to leasehold improvements. If such right-of-first refusal is exercised after the expiration of the ninth (9th) full calendar month of the Term, the leasing of such Expansion Suite shall be on those commercially standard terms and conditions as are mutually acceptable to Landlord and Tenant.

     In the event that Tenant exercises the right-of-first refusal granted herein, Landlord and Tenant shall enter into either an amendment to this Lease or a new lease agreement for the Expansion Suite within thirty (30) calendar days of receipt by Landlord of Tenant's notice exercising said right-of-first refusal. In the event Tenant (i) declines to exercise its right as above-provided, (ii) Tenant fails to deliver notice thereof within the five (5) day calendar period, (iii) Tenant fails to execute a lease agreement or an amendment to this Lease for the Expansion Suite within said thirty (30) day period, or (iv) an Event of Default has occurred and shall be continuing hereunder at such time as Tenant shall exercise its right-of-first refusal, then in any of such events, Landlord may lease the Expansion Suite to such third party whereupon Tenant's right-of-first refusal as to the Expansion Suite shall lapse until said space shall again for whatever reason become available for lease.

     47. TENANT'S MOVING ALLOWANCE. Landlord agrees to reimburse Tenant those reasonable moving and telecommunication change costs and expenses paid or incurred by Tenant in moving to the Premises in any amount up to but not exceeding Thirty-Five Thousand Five Hundred and Seventy-Two Dollars ($35,572.00) (the "Tenant Moving Allowance"). The Tenant Moving Allowance shall be paid by Landlord to Tenant within thirty (30) days of the date of Tenant's invoice(s) to Landlord for the costs and expenses paid or incurred by Tenant in moving to the Premises (which invoice shall be submitted by Tenant to Landlord within fifteen
(15) days of the Commencement Date and shall include reasonable supporting documentation). In the event Tenant's actual moving costs as shown on its invoice to Landlord shall be less than the Tenant Moving Allowance, then Landlord shall apply the difference between Tenant's actual moving costs and expenses and the Tenant Moving Allowance as a partial credit against Base Rent first due and payable under Section 5.1.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively affixed their hands and seals to this Lease as of the day and year first above written.


WITNESS OR ATTEST:                        LANDLORD:
                                          THE KMS GROUP, INC.,
                                          Agent for Owner

  /s/                                     By: /s/ J. Richard Uhlig        (SEAL)
-------------------------------               -----------------------------
                                              Vice President


WITNESS OR ATTEST:                        TENANT:

                                          J. G. VAN DYKE & ASSOCIATES, INC.,
                                          a Maryland corporation

  /s/                                     By: /s/ J. Gary O. Van Dyke     (SEAL)
-------------------------------               -----------------------------
                                              Title: President
                                                     ---------------------------

STATE OF MARYLAND, COUNTY OF Howard, TO WIT:

     I HEREBY CERTIFY, that on this 30th day of September, 1991, before me, the undersigned Notary Public of said State, personally appeared J. RICHARD
UHLIG, who acknowledged himself to be Vice President of THE KMS GROUP, INC., Agent for Owner, a Maryland corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized Agent by signing the name of the corporation by himself as Agent.

     WITNESS my hand and Notarial Seal.

                                          /s/
                                          --------------------------------
                                          Notary Public

My Commission Expires: 05/01/94

STATE OF Maryland, CITY/COUNTY OF Frederick, TO WIT:

     I HEREBY CERTIFY, that on this 27th day of September, 1991, before me, the undersigned Notary Public of said State, personally appeared J. Gary O. Van Dyke, who acknowledged himself/herself to be a President of J. G. VAN DYKE & ASSOCIATES, INC., a Maryland corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized President of said corporation by signing the name of the corporation by himself/herself as President.

     WITNESS my hand and Notarial Seal.

                                          /s/ Audrey Rayfield
                                          --------------------------------
                                          Notary Public

My Commission Expires: February 1, 1992

               FIRST AMENDMENT AND EXTENSION TO AGREEMENT OF LEASE

     THIS FIRST AMENDMENT AND EXTENSION TO AGREEMENT OF LEASE (this "Amendment"), made this 30th day of December, 1996, by and between CONSTELLATION REAL ESTATE, INC., Maryland corporation and Agent for Owner ("Landlord"), and J.G VAN DYKE & ASSOCIATES, INC., a Maryland corporation ("Tenant").

                              W I T N E S S E T H:

     WHEREAS, Landlord, as successor to The KMS Group, Inc., and Tenant have heretofore entered into that certain Agreement of Lease dated September 30, 1991 (the "Lease"), by the terms of which Landlord leases to Tenant and Tenant rents from Landlord that premises containing the agreed upon equivalent of 17,786 rentable square feet (the "Premises") more particularly described in the Lease and situate on the second floor of Landlord's building known as 141 National Business Parkway, Annapolis Junction, Maryland 20701 (the "Building") for an initial term which will expire on December 31, 1996; and

     WHEREAS, Landlord and Tenant mutually desire to renew the Term of the Lease for an additional five (5) year term and to amend the Lease as more particularly set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1. EXTENSION OF TERM. The Term of the Lease is hereby extended for an additional period of five (5) years, commencing on January 1, 1997 and expiring on December 31, 2001 (the "First Renewal Term"). As used in the Lease, the word "Term" shall refer to the initial term described in the Lease, the First Renewal Term and the Second Renewal Term, if any.

2. AMENDMENT OF SECTION 2.3. The first and second paragraphs of SECTION 2.3 are hereby deleted in its entirety and the following paragraphs are inserted in lieu thereof:

                    Provided that Tenant is not in default of any
            term, covenant or condition of this Lease beyond any applicable cure periods, Tenant shall have the option to extend the Term of this Lease for one (1) additional period of five (5) years (the "Second Renewal Term"), to commence on January 1, 2002, upon the same terms, covenants and conditions as contained in this Lease, except that Tenant shall pay to Landlord during the Second Renewal Term, as Base Rent that amount equal to the "Prevailing Market Rate," as hereinafter defined.

                    For the purposes of this Section 2.3, the
            term "Prevailing Market Rate" shall mean the average annual rental including all market concessions, expressed in dollars per square foot, for space in the Building then being obtained by Landlord for the renewal of leases of not less than three (3) years, covering an area in the Building of not less than 10,000 square feet. If no such area is then being offered for leasing in the Building, the Prevailing Market Rate shall be equal to the average annual rental including all market concessions, expressed in dollars per square foot, for renewal leases in comparable office buildings located within the Columbia, Maryland market place area taking into consideration the age of the building and the size of the tenant.

3.   BASE RENT DURING FIRST RENEWAL TERM.

     3.1 Section 5.1 is hereby amended to include the following amounts of Annual Base Rent to be payable during the First Renewal Term:

                                                          Monthly Installment
Renewal Term         Rent p.s.f.    Annual Base Rent      of Annual Base Rent
------------         -----------    ----------------     ----------------------
1/01/97-12/31/97     $ 15.35        $ 273,015.12         $ 22,751.26
1/01/98-12/31/98     $ 15.79        $ 280,840.92         $ 23,403.41
1/01/99-12/31/99     $ 16.24        $ 288,844.68         $ 24,070.39
1/01/00-12/31/00     $ 16.70        $ 297,026.16         $ 24,752.18
1/01/01-12/31/01     $ 17.18        $ 305,563.44         $ 25,463.62

     3.2 Commencing on the first day of the Renewal Term, Section 5.5 shall be deleted in its entirety.

4. AMENDMENT OF "BASE YEAR BUILDING EXPENSES". Section 5.2.4 is hereby amended by adding the following sentence at the end thereof:

            Commencing on the first day of the First Renewal Term and continuing thereafter, "Base Year Building
            Expenses" shall mean the actual Building Expenses which Landlord incurs in calendar year 1997.

5. AMENDMENT OF "BASE YEAR TAXES". Section 5.2.5 is hereby amended by adding the following sentence at the end thereof:

            Commencing on the first day of the First Renewal Term and continuing thereafter, "Base Year Taxes" shall mean the actual Taxes which Landlord incurs during the tax year commencing on July 1, 1996 and expiring on June 30, 1997.

6. TENANT IMPROVEMENT ALLOWANCE. Landlord agrees to reimburse Tenant for the costs and expenses paid or incurred by Tenant in making certain improvements to the Premises in an amount up to but not exceeding One Hundred Twenty-Four Thousand Five Hundred Two Dollars ($124,502.00) (the "Allowance"). In the event Tenant's actual improvement costs shall be less than the Allowance, then Landlord shall apply the difference between Tenant's actual improvement costs and expenses and the Allowance as a partial credit against the amount of Base Rent then due and payable under Section 5.1. All improvements shall be made in accordance with Section 9 of the Lease.

7. AMENDMENT OF SECTION 3--RELEASE OF LETTER OF CREDIT. The following sentence shall be added to the end of SECTION 3:

            Notwithstanding anything in this Section 3 to the contrary, Landlord shall return to Tenant the Letter of Credit on or before January 1, 1997, and provided that Tenant is not in default under the terms of this Lease after the giving of all required notices and the expiration of all cure periods, Tenant shall not be required to deposit with Landlord any funds as a security deposit during the Renewal Term.

8. RATIFICATION OF LEASE. All other terms, covenants and conditions of the Lease shall remain the same and continue in full force and effect, and shall be deemed unchanged, except as such terms, covenants and conditions of the Lease have been amended or modified by this Amendment, and this Amendment shall, by this reference, constitute a part of the Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment under their respective seals as of the day and year first-above written.

WITNESS/ATTEST:                           LANDLORD:
                                          CONSTELLATION REAL ESTATE, INC.,
                                          Agent for Owner

/s/                                       BY: /s/ J. Richard Uhlig        (SEAL)
-----------------------------------          -----------------------------
                                              J. Richard Uhlig,
                                              Senior Vice President

WITNESS/ATTEST:                           TENANT:
                                          J.G. VAN DYKE & ASSOCIATES, INC.

/s/                                       BY: /s/ J. Gary O. Van Dyke     (SEAL)
-----------------------------------          -----------------------------
                                          Name:   J. GARY O. VAN DYKE
                                               --------------------------------
                                          Title:  President
                                                -------------------------------

STATE OF MARYLAND, COUNTY OF [ILLEGIBLE], to wit:

     I HEREBY CERTIFY, that on this 30th day of December, 1996, before me, the subscriber, a Notary Public of the State of Maryland, personally appeared
J. RICHARD UHLIG known to me or satisfactorily proven to be the Senior Vice President of CONSTELLATION REAL ESTATE, INC., a Maryland corporation, Agent for Owner, and acknowledged that he executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself as such Senior Vice President.

     WITNESS my hand and Notarial Seal.

                                          /s/
                                          -------------------------------------
                                                        Notary Public

My Commission Expires: 9-1-00

STATE OF MARYLAND, COUNTY OF Frederick, to wit:

     I HEREBY CERTIFY, that on this 16th day of December, 1996, before me, the subscriber, a Notary Public of the State of Maryland, personally appeared
J. Gary O. Van Dyke, known to me or satisfactorily proven to be the President of
J. G. VAN DYKE & ASSOCIATES, INC., a Maryland corporation, and acknowledged that he/she executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself/herself as President.

     WITNESS my hand and Notarial Seal.

                                          /s/
                                          -------------------------------------
                                                        Notary Public

My Commission Expires: 10/1/99

              SECOND AMENDMENT AND EXTENSION TO AGREEMENT OF LEASE

     THIS SECOND AMENDMENT AND EXTENSION TO AGREEMENT OF LEASE (this "Amendment"), made this 8th day of May, 2001, by and between NBP 131-133-141, LLC ("Landlord"), and GETRONICS GOVERNMENT SOLUTIONS, L.L.C., formerly known as Wang Government Services, Inc. ("Tenant").

                              W I T N E S S E T H:

     WHEREAS, Landlord, as successor to The KMS Group, Inc., and J.G. Van Dyke & Associates, Inc. (the "Original Tenant") have heretofore entered into that certain Agreement of Lease dated September 30, 1991 and that certain First Amendment and Extension to Agreement of Lease dated December 30, 1996 (collectively, the "Lease"), by the terms of which Landlord leases to Tenant and Tenant rents from Landlord that premises containing the agreed upon equivalent of 17,786 rentable square feet (the "Premises") more particularly described in the Lease and situate on the second floor of Landlord's building known as 141 National Business Parkway, Annapolis Junction, Maryland 20701 (the "Building") for a renewal term which will expire on December 31, 2001; and

     WHEREAS, pursuant to that certain Assignment and Assumption of Lease dated January 12, 2000, Original Tenant assigned all of its right, title and interest under the Lease to Tenant; and

     WHEREAS, Landlord and Tenant mutually desire to renew the Term of the Lease for an additional five (5) year term and to amend the Lease as more particularly set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1. EXTENSION OF TERM. The Term of the Lease is hereby extended for an additional period of five (5) years, commencing on January 1, 2002 and expiring on December 31, 2006 (the "Second Renewal Term"). As used in the Lease, the word "Term" shall refer to the initial term described in the Lease, the First Renewal Term and the Second Renewal Term.

2. FURTHER RENEWAL RIGHTS. Provided that Tenant is not in default of any term, covenant or condition of this Lease beyond any applicable cure periods, Tenant shall have the option to extend the Term of this Lease for one (1) additional period of five (5) years (the "Third Renewal Term"), to commence on January 1, 2007, upon the same terms, covenants and conditions as contained in this Lease, except that Tenant shall pay to Landlord during the Third Renewal Term, as Base Rent that amount equal to the "Prevailing Market Rate," as hereinafter defined.

     For the purposes of this SECTION 2, the term "Prevailing Market Rate" shall mean the average annual rental including all market concessions, expressed in dollars per square foot, for space in the Building then being obtained by Landlord for the renewal of leases of not less than three (3) years, covering an area in the Building of not less than 10,000 square feet. If no such area is then being offered for leasing in the Building, the Prevailing Market Rate shall be equal to the average annual rental including all market concessions, expressed in dollars per square foot, for renewal leases in comparable office buildings located within the Columbia, Maryland market place area taking into consideration the age of the building and the size of the tenant.

3. BASE RENT DURING SECOND RENEWAL TERM. SECTION 5.1 is hereby amended to include the following amounts of Annual Base Rent to be payable during the Second Renewal Term:

                                                            Monthly Installment
Renewal Term         Rent p.s.f.    Annual Base Rent        of Annual Base Rent
------------         -----------    ----------------        -------------------
1/01/02-12/31/02     $ 20.25        $ 360,166.56            $ 30,013.88
1/01/03-12/31/03     $ 20.86        $ 370,971.56            $ 30,914.30
1/01/04-12/31/04     $ 21.48        $ 382,100.70            $ 31,841.73
1/01/05-12/31/05     $ 22.13        $ 393,563.72            $ 32,796.98
1/01/06-12/31/06     $ 22.79        $ 405,370.64            $ 33,780.89

4. AMENDMENT OF "BASE YEAR BUILDING EXPENSES". Section 5.2.4 is hereby amended by adding the following sentence at the end thereof:

            Commencing on the first day of the Second Renewal
            Term and continuing thereafter, "Base Year Building
            Expenses" shall mean the actual Building Expenses which Landlord incurs in calendar year 2001.

5. AMENDMENT OF "BASE YEAR TAXES". Section 5.2.5 is hereby amended by adding the following sentence at the end thereof:

            Commencing on the first day of the First Renewal Term and continuing thereafter, "Base Year Taxes" shall mean the actual Taxes which Landlord incurs during the tax year commencing on July 1, 2001 and expiring on June 30, 2002.

6. TENANT IMPROVEMENT ALLOWANCE. Landlord agrees to reimburse Tenant for the costs and expenses paid or incurred by Tenant in making certain improvements to the Premises in an amount up to but not exceeding Eighty-Eight Thousand Nine Hundred Thirty Dollars ($88,930.00) (the "Allowance"). In the event Tenant's actual improvement costs shall be less than the Allowance, then Landlord shall apply the difference between Tenant's actual improvement costs and expenses and the Allowance as a partial credit against the amount of Base Rent then due and payable under Section 5.1. All improvements shall be made in accordance with
SECTION 9 of the Lease. Tenant shall have the right to engage its internal personnel to make the improvements to the Premises which are non-structural in nature and do not affect any of the mechanical, electrical, or plumbing systems serving the Premises. The Allowance will be disbursed in accordance with the following provisions:

     (a) Fifty percent (50%) of the Allowance shall be paid by Landlord to Tenant upon completion of fifty percent (50%) of Tenant's Work, to reimburse Tenant for amounts actually paid by Tenant in connection therewith to Tenant's vendors, suppliers or contractors, provided that Landlord shall have received
(i) a certificate signed by Tenant and Tenant's architect setting forth (a) that the sum then requested was paid by Tenant to contractors, subcontractors, materialmen, engineers and other persons who have rendered services or furnished materials in connection with work on the Tenant Work, (b) a complete description of such services and materials and the amounts paid or to be paid to each of such persons in respect thereof, and (c) that the work described in the certificate has been completed substantially in accordance with the Approved Plans and Specifications and (ii) paid receipts or such other proof of payment as Landlord shall reasonably require for all such work completed. Landlord shall reimburse Tenant within thirty (30) days after Landlord's receipt of a written request for reimbursement from Tenant and shall debit the Allowance therefor.

     (b) The portion of Allowance not advanced pursuant to subsection (a) above shall be paid by Landlord to Tenant upon completion of the Tenant's Work, to reimburse Tenant for amounts actually paid by Tenant in connection therewith to Tenant's vendors, suppliers or contractors, provided that Landlord shall have received (i) a certificate in accordance with the requirements of subsection (a) above, accompanied by lien waivers satisfactory to Landlord executed by any contractors or subcontractors for whose labor or material Tenant has previously been reimbursed pursuant to subsection (a) above, (ii) paid receipts or such other proof of payment as Landlord shall reasonably require evidencing that final payment has been made for all materials and labor furnished in connection with the Tenant Work, and
(iii) a copy of a final unconditional certificate of occupancy evidencing that Tenant may commence occupancy of the Premises for all purposes set forth in this Lease.

7. TENANT'S TERMINATION RIGHT. Tenant shall have the one time right to terminate this Lease at the expiration of the fourth Lease Year of the Second Renewal Term, provided that (i) Tenant gives Landlord at least one (1) year prior written notice of its intent to terminate the Lease, (ii) there is no outstanding Event of Default at the time that Tenant notifies Landlord of its intent to terminate the Lease or as of the date of termination, and (iii) simultaneously with the delivery of its termination notice, Tenant pays to Landlord a termination fee in the amount equal to the unamortized amount of the Allowance paid by Landlord to Tenant in accordance with the provisions of
SECTION 6 applying an interest rate of ten percent (10%) per annum. If Tenant fails to exercise its termination rights strictly in accordance with the foregoing provision, this Lease shall remain in full force and effect and Tenant shall have no further right to terminate this Lease.

8. RATIFICATION OF LEASE. All other terms, covenants and conditions of the Lease shall remain the same and continue in full force and effect, and shall be deemed unchanged, except as such terms, covenants and conditions of the Lease have been amended or modified by this Amendment, and this Amendment shall, by this reference, constitute a part of the Lease.

9. BROKER. Tenant represents that Tenant has not dealt directly with any broker in connection with this Amendment and Tenant warrants that no broker negotiated this Amendment or is entitled to any commissions in connection with this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment under their respective seals as of the day and year first-above written.

WITNESS/ATTEST:               LANDLORD:
                              NBP 131-133-141, LLC


/s/                           BY: /s/ Roger A. Waesche, Jr. (SEAL)
------------------------      ------------------------------
                                  Roger A. Waesche, Jr.
                                  Senior Vice President


WITNESS/ATTEST:               TENANT:
                              GETRONICS GOVERNMENT SOLUTIONS, L.L.C.


/s/ Carly Mauck               BY: /s/ Alfred Willis         (SEAL)
------------------------      ------------------------------
                              Name: Alfred Willis
                              Title: Director, Facilities & Real Estate Services

STATE OF Maryland COUNTY OF Howard, TO WIT:

     I HEREBY CERTIFY, that on this 8th day of May, 2001, before me, undersigned Notary Public of said State, personally appeared Roger A. Waesche, Jr., known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument, who acknowledged himself to be the Senior Vice President of NBP 131-133-141, LLC, a Maryland limited liability company, and acknowledged that he executed the same for the purposes therein contained as the duly authorized Senior Vice President of said limited liability company by signing the name of the limited liability company by himself as Senior Vice President.

     IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.

[SEAL]                                    /s/ Zarae Pitts
                                          -------------------------------------
                                          Notary Public

My commission expires: November 25, 2002

STATE OF Virginia, COUNTY OF Fairfax, to wit:

     I HEREBY CERTIFY, that on this 4th day of May, 2001, before me, the subscriber, a Notary Public of the State of Virginia, personally appeared Alfred Willis, known to me or satisfactorily proven to be a Director of GETRONICS GOVERNMENT SOLUTIONS, L.L.C., a Delaware limited liability company, and acknowledged that he/she executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself/herself as Director.

     WITNESS my hand and Notarial Seal.

                                                        /s/ Karen L. Sear
                                                   ----------------------------
                                                          Notary Public

My Commission Expires: Sept. 30, 2002

                      THIRD AMENDMENT TO AGREEMENT OF LEASE

     THIS THIRD AMENDMENT TO AGREEMENT OF LEASE (this "Amendment"), made this 27th day of September, 2001, and is effective as of May 8, 2001, by and between NBP 131-133-141, LLC ("Landlord"), and GETRONICS GOVERNMENT SOLUTIONS, L.L.C., formerly known as Wang Government Services, Inc. ("Tenant").

                              W I T N E S S E T H:

     WHEREAS, Landlord, as successor to The KMS Group, Inc., and J.G. Van Dyke & Associates, Inc. (the "Original Tenant") have heretofore entered into that certain Agreement of Lease dated September 30, 1991 and that certain First Amendment and Extension to Agreement of Lease dated December 30, 1996 and that certain Second Amendment and Extension to Agreement of Lease dated May 8, 2001 (collectively, the "Lease"), by the terms of which Landlord leases to Tenant and Tenant rents from Landlord that premises containing the agreed upon equivalent of 17,786 rentable square feet (the "Premises") more particularly described in the Lease and situate on the second floor of Landlord's building known as 141 National Business Parkway, Annapolis Junction, Maryland 20701 (the "Building"); and

     WHEREAS, pursuant to that certain Assignment and Assumption of Lease dated January 12, 2000, Original Tenant assigned all of its right, title and interest under the Lease to Tenant; and

     WHEREAS, Landlord and Tenant mutually desire to make certain modifications to the terms of the Second Amendment, as more particularly set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1.   EFFECTIVE DATE. The Effective Date of this Amendment is May 8, 2001.

2. AMENDMENT TO SECTION 2 OF THE SECOND AMENDMENT (FURTHER RENEWAL RIGHTS). The following provision is added to the end of SECTION 2 of the Second
     Amendment:

     In order to exercise its option granted herein, Tenant shall notify Landlord in writing of its intent to renew not less than two hundred seventy (270) days prior to the expiration of the Second Renewal Term.

3. AMENDMENT TO SECTION 5 OF THE SECOND AMENDMENT (AMENDMENT OF "BASE YEAR TAXES") SECTION 5 of the Second Amendment is deleted and the following is inserted in lieu thereof:

     Commencing on the first day of the Second Renewal Term and continuing thereafter, "Base Year Taxes" shall mean the actual Taxes which Landlord incurs during the tax year commencing on July 1, 2001 and expiring on June 30, 2002.

4. RATIFICATION OF LEASE. All other terms, covenants and conditions of the Lease shall remain the same and continue in full force and effect, and shall be deemed unchanged, except as such terms, covenants and conditions of the Lease have been amended or modified by this Amendment, and this Amendment shall, by this reference, constitute a part of the Lease.

5. BROKER. Tenant represents that Tenant has not dealt directly with any broker in connection with this Amendment and Tenant warrants that no broker negotiated this Amendment or is entitled to any commissions in connection with this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment under their respective seals as of the day and year first-above written.

WITNESS/ATTEST:                           LANDLORD:
                                          NBP 131-133-141, LLC

/s/                                       BY: /s/ Roger A. Waesche, Jr.   (SEAL)
------------------------                      ----------------------------
                                                  Roger A. Waesche, Jr.
                                                  Senior Vice President


WITNESS/ATTEST:                           TENANT:
                                          GETRONICS GOVERNMENT SOLUTIONS, L.L.C.


/s/ Carly Mauck                           BY: /s/ Alfred Willis           (SEAL)
------------------------                      ----------------------------
                                          Name:   Alfred Willis
                                          Title:  Director, Facilities & Real
                                                  Estate Services

STATE OF     MD                       COUNTY OF    HOWARD    , TO WIT:
         -----------                            -------------

         I HEREBY CERTIFY, that on this 27th day of Sept., 2001, before me, undersigned Notary Public of said State, personally appeared Roger A. Waesche, Jr., known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument, who acknowledged himself to be the Senior Vice President of AIRPORT SQUARE XIV, LLC, a Maryland limited liability company, and acknowledged that he executed the same for the purposes therein contained as the duly authorized Senior Vice President of said limited liability company by signing the name of the limited liability company by himself as Senior Vice President.

         IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.


[SEAL]                                    /s/ Eileen A. Cassell
                                          --------------------------------------
                                          Notary Public

My commission expires:   2/2/02

STATE OF VIRGINIA, COUNTY OF FAIRFAX, to wit:

         I HEREBY CERTIFY, that on this 25th day of September, 2001, before me, the subscriber, a Notary Public of the State of Maryland, personally appeared Alfred Willis, known to me or satisfactorily proven to be the Dir. of Facilities of GETRONICS GOVERNMENT SOLUTIONS, L.L.C., a Delaware limited liability company, and acknowledged that he/she executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself/herself as Director.

         WITNESS my hand and Notarial Seal.


                                          /s/ Karen L. Sears
                                          --------------------------------------
                                                    Notary Public

My Commission Expires:  Sept. 30, 2002

                       ASSIGNMENT AND ASSUMPTION OF LEASE
                                       AND
                              CONSENT TO ASSIGNMENT

     THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND CONSENT TO ASSIGNMENT (this "Assignment") is made and entered into this 12th day of January, 2000 by and among J.G. Van Dyke & Associates, Inc. a Maryland corporation ("Assignor"), Wang Government Services, Inc., a Delaware corporation ("Assignee") and NBP 131-133-141, LLC a Maryland Limited Liability Company ("Landlord").

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows,

     1. DEFINITIONS. As used in this Assignment, each of the following terms shall have the indicated meaning:

            1.1 "Lease" means the Lease Agreement, dated December 30th, 1996 between Landlord and Assignor covering the Premises.

            1.2 "Premises" means the premises located at Suite 200 (17,786 rentable square feet), 141 National Business Park located at 141 National Business Parkway, Annapolis Junction, Maryland.

     2. ASSIGNMENT AND ASSUMPTION. Effective as of January 15, 2000, Assignor hereby assigns, transfers, conveys and sets over to Assignee, its successors and permitted assigns, all of Assignor's right, title and interest in and to, and all of Assignor's obligations under the Lease. Assignee hereby accepts this Assignment and assumes and agrees to be bound by, and to perform all of the terms, covenants and conditions to be performed by the tenant under the Lease. Such assignment and assumption are subject to all of the provisions of this Assignment and the Lease, and to the conditions set forth in the Consent to Assignment of Landlord.

     3. CONSENT TO ASSIGNMENT of Landlord, Subject to the following conditions, Landlord hereby consents to the assignment of the Lease by Assignor to Assignee:

            3.1 Assignor shall not be relieved of any obligation to be paid or per-formed by the tenant under the Lease, whether occurring before, on or after the date of this Assignment, but rather Assignor and Assignee shall be jointly and severally primarily liable for such payment and performance;

            3.2 This consent shall not be deemed or construed to modify, amend or affect the provisions of the Lease or the tenant's obligations under the Lease, which shall continue to apply to the Premises and the occupants of the Premises as if the Assignment had not been made;

            3.3 Assignee may not further assign the Lease or sublet the Premises without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, except as expressly provided otherwise in the Lease; and

            3.4 Unless agreed otherwise in writing by the Assignor, Assignor shall be fully released of any and all obligations under the Lease at the expiration date of the original term of the Lease- or the current term, as the case may be.

     4. GENERAL PROVISIONS. A modification of or amendment to any provision contained in this Assignment shall be effective only if the modification or amendment is in writing and signed by the parties to this Assignment. This Assignment shall inure to the benefit of, and be binding on, the parties and their respective successors and permitted assigns. This Assignment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws, rules) of the State of Maryland, This Assignment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.

IN WITNESS WHEREOF, Assignor, Assignee and Landlord have executed this Assignment on the date set forth below.

                                          ASSIGNOR:

                                          J.G. Van Dyke & Associates, Inc.

                                          By /s/ Alan Rosenberg
                                            -----------------------------------

                                            Alan Rosenberg

                                          Its Executive Vice President

                                          Date     1/12/00
                                              ----------------------------------

                                          ASSIGNEE:

                                          Wang Government Services, Inc.

                                          By /s/ James J. Hogan
                                            -----------------------------------

                                            James J. Hogan


                                          Its President and CEO

                                          Date     1/12/00
                                              ----------------------------------

                                          LANDLORD:

                                          NBP 131-133-141, LLC
                                          A Maryland Limited Liability Company

                                          By /s/ Roger A. Waesche, Jr.
                                            -----------------------------------

                                          Print or Type Name of Signatory:

                                                   Roger A. Waesche, Jr.
                                          Its      Senior Vice President
                                              ----------------------------------

                                          Date          2/18/00
                                              ----------------------------------